EXHIBIT 99.1

Oritani Financial Corp. Announces a Fourth Share Repurchase Program

TOWNSHIP OF WASHINGTON, N.J., March 18, 2009 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (Nasdaq:ORIT) (the "Company"), the holding company for Oritani Bank (the "Bank"), today announced that its Board of Directors has authorized the repurchase of up to 10% of its outstanding shares of common stock (excluding shares held by Oritani Financial Corp., MHC), or 967,828 shares.

"We continue to see value in utilizing repurchases to enhance shareholder value. Our recent trading range only bolsters that belief," said Kevin J. Lynch, Chairman, President and Chief Executive Officer. "While our goal remains profitable organic growth, and I have been pleased with our accomplishments, our recent focus has been on delinquent loans. We remain very aggressive with our problem borrowers in order to resolve such issues as expeditiously as possible."

Oritani Financial Corp. will repurchase the shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

In conjunction with this announcement, the Company is also announcing the completion of its third repurchase program. The Company repurchased 932,700 shares under this program, at a total cost of $13.8 million, representing an average cost of $14.75 per share. The combined number of shares repurchased by the Company under its three repurchase programs totaled 3,298,400 shares, at a total cost of $52.0 million and an average cost of $15.77 per share.

About Oritani Financial Corp.

Oritani Financial Corp. is the holding company for Oritani Bank, a bank offering a full range of retail and commercial loan and deposit products. Oritani Bank is dedicated to providing exceptional personal service to their individual and business customers. The Bank currently operates its main office and 20 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic. For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:  Oritani Financial Corp.
          Kevin J. Lynch, Chairman, President and Chief
           Executive Officer
          (201) 664-5400